Exhibit 99.1

Burlington Stores, Inc. Names Jessica Rodriguez to Board of Directors

BURLINGTON, N.J. -- October 1, 2018 -- Burlington Stores, Inc. (NYSE:BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, announced that Jessica Rodriguez, the President and Chief Operating Officer of UCI Networks, and Chief Marketing Officer for Univision Communications Inc. (UCI), is joining its Board of Directors and its Nominating and Corporate Governance Committee effective today.

Tom Kingsbury, Chairman, President and Chief Executive Officer stated, “We are delighted to welcome Jessica to our Board.  She is a dynamic operational leader and has a proven track record in branding and marketing.  Jessica brings a deep understanding of the needs of consumers, and I believe that her insights and expertise will add value as we move forward and continue to execute our growth strategy.”

“I am excited to join the Board and look forward to working with Tom and the Burlington team,” said Ms. Rodriguez.  “The Company has had a great deal of success through its clear focus on bringing tremendous value to its customers while managing its business with discipline and strong execution.  I am eager to contribute to the Company's continued success.”

About Jessica Rodriguez

Ms. Rodriguez has served as President and Chief Operating Officer of UCI Networks since January 2018 and, since 2014, as Chief Marketing Officer for Univision Communications Inc. (UCI), the leading media company serving Hispanic America.  As President and Chief Operating Officer of UCI Networks, Ms. Rodriguez oversees the daily operations of UCI’s television networks and plays an integral role in developing and executing the networks’ strategies.  As Chief Marketing Officer of UCI, Ms. Rodríguez oversees research, consumer branding and messaging, corporate marketing, branding initiatives and campaigns, and branding analytics, among other functions.  Prior to her current roles at Univision, Ms. Rodriguez served as Senior Vice President of Program Scheduling & Promotions Officer from 2012 through 2014 and as Senior Vice President of Program Scheduling & Promotions, Cable Networks, from 2011 through 2012.  Ms. Rodriguez served in various other positions with Univision from 2001 through 2011.  Throughout her career, she has received various honors including being recognized in Variety Magazine’s 2017 Marketing Impact Report and as the recipient of the 2017 Women of Distinction Award by Girl Scouts of Greater New York for her service as a role model of ethical leadership, among others. She earned a Master of Business Administration from Stanford University School of Business and a Bachelor of Science in Economics & Finance from Fordham University.

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2017 revenue of $6.1 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 651 stores as of the end of the second quarter of Fiscal 2018, inclusive of an internet store,

in 45 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 65% off other retailers' prices every day, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home and coats.

For more information about the Company, visit www.Burlington.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release, including those made in the section describing our outlook for future periods, are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms, 2017 Tax Reform and pending interpretations related thereto, and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Investor Relations Contact:

David J. Glick

855-973-8445
Info@BurlingtonInvestors.com

Allison Malkin

Caitlin Morahan

ICR, Inc.

203-682-8225